                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                                 MARK VII, INC.
                                       TO
                          MSAS ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                           MSAS GLOBAL LOGISTICS INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                OCEAN GROUP PLC
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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
  TIME, ON THURSDAY, AUGUST 26, 1999, UNLESS THE OFFER IS EXTENDED.
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    This form, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, $0.05 par value per share (collectively, the "Shares"), of Mark
VII, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach BankBoston, N.A. (the
"Depositary") on or prior to the Expiration Date (as defined in the Offer to
Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to
Purchase.

                        The Depositary for the Offer is:

                                     [LOGO]

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
          BY MAIL:                 BY OVERNIGHT COURIER:                BY HAND:
      BankBoston, N.A.               BankBoston, N.A.             Securities Transfer &
       Attn: Corporate                Attn: Corporate           Reporting Services, Inc.
       Reorganization                 Reorganization             c/o Boston EquiServe LP
        P.O. Box 8029                150 Royall Street        100 Williams Street/Galleria
    Boston, MA 02266-8029            Canton, MA 02021              New York, NY 10038

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
      BY FACSIMILE TRANSMISSION            CONFIRM RECEIPT OF FACSIMILE
  (FOR ELIGIBLE INSTITUTIONS ONLY):             BY TELEPHONE ONLY:
         (781) 575-2233/2232                      (781) 575-3120
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DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET
FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The undersigned hereby tenders to MSAS Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of MSAS Global Logistics Inc., a New York corporation which is an indirect wholly owned subsidiary of Ocean Group plc, a public limited company organized under the laws of England and Wales, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 29, 1999 and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Certificate No(s). (if available) ______________________________________________

Number of Shares tendered ______________________________________________________

Check if Shares will be tendered by book-entry transfer / /

Account Number at the Depository Trust Company _________________________________

Dated  __________________________________________________________________ , 1999

Name(s) of Record Holder(s) ____________________________________________________
                             (PLEASE TYPE OR PRINT)

Address(es) ____________________________________________________________________
                                                                      (ZIP CODE)

Area Code and Tel. No. _________________________________________________________

Signature(s) ___________________________________________________________________
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion
  Program (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other required documents, within three Nasdaq National Market trading days after the date hereof.

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
Name of Firm:                                                         (AUTHORIZED SIGNATURE)
                                                                              (TITLE)
Address:                                                                       Name:
                                                                      (PLEASE TYPE OR PRINT)
                                           (ZIP CODE)  Title:
Area Code and
Telephone Number:                                      Date: , 1999
NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF
      TRANSMITTAL.
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